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                                                                    EXHIBIT 99.3


                             JOINT FILING AGREEMENT


         In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned Reporting Persons hereby agrees to the joint filing, along with all other such Reporting Persons, on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, $0.01 par value, of W. R. Grace & Co., and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of this 22nd day of April, 2004.

                           D. E. Shaw Laminar Portfolios, L.L.C.

                           By: D. E. Shaw & Co., L.L.C., as managing
                           member

                                  By: /s/ Stuart Steckler
                                  -----------------------
                                     Stuart Steckler
                                     Managing Director


                           D. E. Shaw & Co., L.P.

                           By: /s/ Stuart Steckler
                           -----------------------
                               Stuart Steckler
                              Managing Director


                           D. E. Shaw & Co., L.L.C.

                           By: /s/ Stuart Steckler
                           -----------------------
                               Stuart Steckler
                              Managing Director


                              David E. Shaw

                           By: /s/ Stuart Steckler
                           -----------------------
                               Stuart Steckler
                               Attorney-in-Fact for David E. Shaw